Exhibit 23.5

                          INDEPENDENT AUDITORS' CONSENT



The Partners of
Hennessy Management Co. 2, L.P.:

We consent to the use of our report dated November 2, 2001 included herein and to the references to our firm under the headings "Experts" and "Changes in Accountants" in the prospectus.



                                  /s/ KPMG LLP


San Francisco, California
November 20, 2001